Exhibit 99.1

           JACKSONVILLE BANCORP ANNOUNCES 2004 EARNINGS INCREASED 33%

JACKSONVILLE, Fla., March 3 /PRNewswire-FirstCall/ -- Jacksonville Bancorp, Inc. (Nasdaq: JAXB) reported net income of $1.34 million, or $0.86 per basic and $0.79 per diluted share for the twelve months ended December 31, 2004, compared to net income of $1.0 million, or $0.68 per basic and $0.67 per diluted share for the twelve months ended December 31, 2003. Net income for 2004 increased 33% over 2003 and basic earnings per share and diluted earnings per share were up 26% and 18%, respectively.

Total assets increased 27% to $223.7 million, from $176.9 million at December 31, 2003. Net loans and total deposits increased 25% and 27%, respectively, with net loans of $188.1 million, up from $151.0 million in 2003, and deposits rising to $201.2 million from $158.5 million a year earlier. Credit quality continues to outperform the peer group as nonperforming loans were .34% of total loans.

"2004 was an excellent year for our Company in terms of growing the bank, growing our earnings, and positioning us for the future," stated Gilbert J. Pomar, III, President and Chief Executive Officer. "In only five and one-half years, we are now the second largest community bank in Jacksonville. Growth in our deposits was especially strong last year as we grew core deposits by $72.1 million, or 144%, in 2004. The families and businesses of Jacksonville continue to turn to our way of banking and we expect it will continue. It's all about compassionate, ambitious, responsible, ethical employees with positive attitudes who want to make the customer experience special. We are excited about the future." On February 23, 2005, The Jacksonville Bank announced it will open a fourth office at the southwest quadrant of 9A and Gate Parkway in the flourishing Southside area of Jacksonville.

The Company reported net income for the three months ended December 31, 2004 of $300,000, or $0.18 per basic and $0.17 per diluted share compared to net income of $508,000, or $0.34 per basic and $0.33 per diluted share for the three months ended December 31, 2003. The fourth quarter of 2003 was the period when the Company received a one-time litigation settlement from its former landlord, Humana Inc., from a prior lease agreement.

Fourth quarter 2004 net interest income increased 28% to $1.9 million, from $1.5 million for the same period in 2003, primarily due to significant new loan volume. Average gross loans increased 26%, from $144.3 million to $181.4 million over last year. The net interest margin declined slightly to 3.64% for the quarter, as interest income increased by $758,000, up 33% from $2.3 million in 2003 and interest expense rose 43% from $796,000 to $1.1 million.

Jacksonville Bancorp, Inc., a bank holding Company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at its website at http://www.jaxbank.com .

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results include but are not limited to: our relatively limited operating history; economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.

                          JACKSONVILLE BANCORP, INC.
                                 (Unaudited)
                 (Dollars in thousands except per share data)

                                           Three Months Ended           Twelve Months Ended
                                              December 31,                  December 31,
                                      ---------------------------   ---------------------------
                                          2004           2003           2004          2003
                                      ------------   ------------   ------------   ------------
Earnings Summary
----------------
Total interest
 income                               $      3,058   $      2,300   $     10,858   $      8,729
Total interest
 expense                                     1,137            796          3,928          3,111
                                      ------------   ------------   ------------   ------------
  Net interest
   income                                    1,921          1,504          6,930          5,618
Provision for loan
 losses                                          0            661            282          1,580
                                      ------------   ------------   ------------   ------------
  Net interest
   income after
   provision for
   loan losses                               1,921            843          6,648          4,038
Noninterest income                             138          1,036            767          1,550
Noninterest expense                          1,578          1,065          5,274          3,971
                                      ------------   ------------   ------------   ------------
  Income before
   income tax                                  481            814          2,141          1,617
Income tax
 provision                                     181            306            806            613
                                      ------------   ------------   ------------   ------------
  Net income                          $        300   $        508   $      1,335   $      1,004
                                      ============   ============   ============   ============
Summary Average Balance Sheet
-----------------------------
Loans, gross                          $    181,381   $    144,333   $    167,100   $    131,500
Securities                                  23,037         17,916         18,722         15,956
Other earning
 assets                                      5,424            302          7,908          1,510
                                      ------------   ------------   ------------   ------------
  Total earning
   assets                                  209,842        162,551        193,730        148,966
Other assets                                 7,631          8,792          8,909          8,733
                                      ------------   ------------   ------------   ------------
  Total assets                        $    217,473   $    171,343   $    202,639   $    157,699
                                      ============   ============   ============   ============
Interest bearing
 liabilities                          $    168,674   $    137,138   $    164,481   $    125,335
Other liabilities                           31,180         21,304         23,049         19,490
Shareholders'
 equity                                     17,619         12,901         15,109         12,874
                                      ------------   ------------   ------------   ------------
  Total
   liabilities and
   shareholders'
   equity                             $    217,473   $    171,343   $    202,639   $    157,699
                                      ============   ============   ============   ============
Per Share Data
--------------
Basic earnings per
 share                                $       0.18   $       0.34   $       0.86   $       0.68
Diluted earnings
 per share                            $       0.17   $       0.33   $       0.79   $       0.67
Basic weighted
 average shares
 outstanding                             1,708,078      1,467,080      1,555,266      1,467,070
Diluted weighted
 average shares
 outstanding                             1,792,035      1,535,031      1,697,734      1,497,885
Total shares
 outstanding at end
 of period                               1,708,366      1,467,166      1,708,366      1,467,166
Closing market
 price per share                      $      26.95   $      16.40   $      26.95   $      16.40

Selected Ratios
---------------
Return on average
 assets                                       0.55%          1.18%          0.66%          0.64%
Return on average
 equity                                       6.77%         15.62%          8.67%          7.80%
Average equity to
 average assets                               8.10%          7.53%          7.61%          8.16%
Interest rate
 spread                                       3.12%          3.31%          3.19%          3.38%
Net interest margin                           3.64%          3.67%          3.58%          3.77%
Allowance for loan
 losses as a
 percentage of
 total loans                                  0.97%          1.10%          0.97%          1.10%
Net charged off
 loans as a
 percentage of
 average loans                                0.00%          2.34%          0.07%          0.75%

                                                December 31,
                                          -----------------------
Summary Balance Sheet                        2004         2003
-------------------------------------     ----------   ----------
Cash and cash equivalents                 $    6,735   $    3,894
Securities                                    23,175       16,830
Loans, net                                   188,137      150,976
All other assets                               5,697        5,167
                                          ----------   ----------
  Total assets                            $  223,744   $  176,867
                                          ==========   ==========
Deposit accounts                          $  201,188   $  158,539
All other liabilities                          4,752        4,921
Shareholders' equity                          17,804       13,407
                                          ----------   ----------
  Total liabilities and shareholders'
   equity                                 $  223,744   $  176,867
                                          ==========   ==========

SOURCE  Jacksonville Bancorp, Inc.
    -0-                             03/03/2005
    /CONTACT: Valerie Kendall, Executive Vice President and Chief Financial Officer, Jacksonville Bancorp, Inc., +1-904-421-3051/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20020410/JAXBLOGO
             http://www.newscom.com/cgi-bin/prnh/20020402/FLTU022LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.jaxbank.com /
    (JAXB)